BioRestorative Therapies Reports Third Quarter 2025 Financial Results and Provides Business Update

MELVILLE, N.Y., November 12, 2025 (GLOBE NEWSWIRE) -- BioRestorative Therapies, Inc. ("BioRestorative", "BRTX" or the "Company") (NASDAQ:BRTX), a regenerative medicine innovator focused on stem cell-based therapies and products, today reported financial results for the third quarter ended September 30, 2025 and provided an update on its business.

"As energized as we are by the strong clinical development advancement and positive business momentum that has characterized 2025 so far, in many ways, we are even more excited by the tremendous potential near - and mid-term value inflection opportunities that we see ahead," said Lance Alstodt, Chief Executive Officer of BioRestorative. "Moving forward, we remain focused on aggressively executing upon our near-term revenue strategy within the BioCosmeceutical commercial platform, while continuing to drive the clinical stage programs, all representing multi-billion dollar market opportunities. We look forward to updating investors as we progress."

Recent Highlights

CORPORATE

- In October, the Company strengthened its financial position by closing a registered direct offering priced above market pursuant to which it sold 678,125 shares of its common stock at an offering price of $1.60. In a concurrent private placement offering, the Company also issued to the investors in the registered direct offering unregistered warrants to purchase up to an aggregate of 508,592 shares of the Company's common stock, representing 75% warrant coverage. The Unregistered Warrants have an exercise price of $2.75 per share and will be exercisable commencing six months from the date of issuance until the five year anniversary of the date of issuance. The financing included participation from a high-conviction group of existing and new healthcare specialist investors, anchored by BioRestorative's largest institutional shareholder, and members of the Company's executive team also participated.

- Also in October, BioRestorative's CEO, Lance Alstodt, was interviewed on the "The Big Biz Show" and Mr. Alstodt, along with Francisco Silva, the Company's Vice President of Research and Development, participated in a panel during the 2025 Maxim Growth Summit titled "Stem Cell Therapy – A Space That is Ready to have its Day," moderated by Jason McCarthy, Ph.D., Maxim Group's Senior Managing Director, Head of Biotechnology.

DEVELOPMENT

Disc/Spine Program

- BioRestorative, through its Fast Track designation, anticipates that the U.S. Food and Drug Administration (“FDA”) will grant a Type B meeting to discuss a potential accelerated Biologics License Application (BLA) approval pathway for the BRTX-100 program for the treatment of chronic lumbar disc disease (cLDD). Based on the tremendous progress in enrollment with the Phase 2 BRTX-100 clinical trial, the Company believes that is nearing completion.

Metabolic Program

- In October, BioRestorative announced a major intellectual property milestone: the Japanese Patent Office issuance of a Notice of Allowance for the Company’s ThermoStem® platform. The newly allowed patent provides broad protection for BioRestorative’s allogeneic, off-the-shelf brown adipose-derived stem cell (BADSC) technology, designed to treat obesity and metabolic disorders. The Company believes its cell-based therapeutic candidates may offer the potential for longer-lasting efficacy, with improved safety and dosing advantages, compared to GLP-1 drugs.

COMMERCIAL

- The Company transformed its commercial leadership with the October appointment of Crystal Romano as Head of Global Commercial Operations to accelerate growth of BioRestorative’s cell-based product portfolio. A seasoned executive with 20 years of progressive leadership in the medical, aesthetics, and regenerative industries, Ms. Romano is recognized for her expertise in product development and innovation, commercialization, sales and account management, clinical and product training, and navigating patent and FDA regulations. Most recently, as Head of Innovation and Emerging Technologies at BioRestorative’s strategic commercial partner, Cartessa Aesthetics, LLC (“Cartessa”), she successfully conceptualized, developed, and brought over 11 new products and a biologics line to commercialization in less than two years.

Summary Third Quarter 2025 Financial Results

For the quarter ended September 30, 2025, the Company reported revenues of approximately $11,800, which consisted exclusively of royalty revenue related to its BRTX-100 technology. This compared to revenues of $233,600 in Q3-2024, which consisted primarily of BioCosmeceutical sales in connection with BioRestorative’s exclusive supply agreement with Cartessa. The overall year-over-year decrease in Q3-2025 is primarily related to the specific timing of orders for the developing BioCosmeceutical revenue stream.

The Company’s third quarter 2025 loss from operations of $3.7 million compared to $2.3 million for the comparable period of 2024.

The Company’s third quarter 2025 net loss was $3.0 million, or $0.33 per share, compared to a net loss of $1.0 million, or $0.13 per share, for the third quarter of 2024.

The Company ended the 2025 third quarter with cash, cash equivalents, and investments held in marketable securities of $4.5 million, with no outstanding debt. This did not include the approximate gross proceeds of $1.085 million from the Company’s recent financing, which it completed subsequent to quarter end.

For complete financial results, please see BioRestorative's filings at www.sec.gov, and on the Company's website at www.biorestorative.com under "SEC Filings" in the Investors section.

Conference Call Details

BioRestorative management will host a webcasted conference call today at 4:30pm EDT to review its Third quarter 2025 financial results and provide a business update. To join the conference call via telephone and participate in the live Q&A session, please dial 888-506-0062 (United States) or 973-528-0011 (International), participant access code 464585. The call will also be webcast live and archived on the Company's website here.

About BioRestorative Therapies, Inc.

BioRestorative (www.biorestorative.com) develops therapeutic products using cell and tissue protocols, primarily involving adult stem cells. As described below, our two core clinical development programs relate to the treatment of disc/spine disease and metabolic disorders, and we also operate a commercial BioCosmeceutical platform:

• Disc/Spine Program (brtxDISC™): Our lead cell therapy candidate, BRTX-100, is a product formulated from autologous (or a person's own) cultured mesenchymal stem cells collected from the patient's bone marrow. We intend that the product will be used for the non-surgical treatment of painful lumbosacral disc disorders or as a complementary therapeutic to a surgical procedure. The BRTX-100 production process utilizes proprietary technology and involves collecting a patient's bone marrow, isolating and culturing stem cells from the bone marrow and cryopreserving the cells. In an outpatient procedure, BRTX-100 is to be injected by a physician into the patient's damaged disc. The treatment is intended for patients whose pain has not been alleviated by non-invasive procedures and who potentially face the prospect of surgery. We have commenced a Phase 2 clinical trial using BRTX-100 to treat chronic lower back pain arising from degenerative disc disease. We have also obtained U.S. Food and Drug Administration ("FDA") Investigational New Drug ("IND") clearance to evaluate BRTX-100 in the treatment of chronic cervical discogenic pain.

• Metabolic Program (ThermoStem®): We are developing cell-based therapy candidates to target obesity and metabolic disorders using brown adipose (fat) derived stem cells ("BADSC") to generate brown adipose tissue ("BAT"), as well as exosomes secreted by BADSC. BAT is intended to mimic naturally occurring brown adipose depots that regulate metabolic homeostasis in humans. Initial preclinical research indicates that increased amounts of brown fat in animals may be responsible for additional caloric burning as well as reduced glucose and lipid levels. Researchers have found that people with higher levels of brown fat may have a reduced risk for obesity and diabetes. BADSC secreted exosomes may also impact weight loss.

• BioCosmeceuticals: We operate a commercial BioCosmeceutical platform. Our current commercial product, formulated and manufactured using our cGMP ISO-7 certified clean room, is a cell-based secretome containing exosomes, proteins and growth factors. This proprietary biologic serum has been specifically engineered by us to reduce the appearance of fine lines and wrinkles and bring forth other areas of cosmetic effectiveness. Moving forward, we also intend to explore the potential of expanding our commercial offering to include a broader family of cell-based biologic aesthetic products and therapeutics via IND-enabling studies, with the aim of pioneering FDA approvals in the emerging BioCosmeceuticals space.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements as a result of various factors and other risks, including, without limitation, those set forth in the Company's latest Form 10-K, as amended, filed with the Securities and Exchange Commission. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements in this release are made as of the date hereof and the Company undertakes no obligation to update such statements.

CONTACT:

Stephen Kilmer
Investor Relations
Direct: (646) 274-3580
Email: skilmer@biorestorative.com